Exhibit 99.1

Distributed Energy Systems Corp.

10 Technology Drive

Wallingford, CT 06492

(NASDAQ: DESC)

Contact:
At the Company:	At The Financial Relations Board:
Investor Relations	Marilynn Meek: General Info (212) 445-8451
(203) 678-2355

DISTRIBUTED ENERGY SYSTEMS CORP. ANNOUNCES SECOND

QUARTER RESULTS

WALLINGFORD, CT, August 3, 2004 – Distributed Energy Systems Corp. (NASDAQ: DESC) announced today results for the second quarter ended June 30, 2004, which includes its subsidiaries Proton Energy Systems and Northern Power Systems.

Second Quarter Highlights:

•	Announced the selection of Northern Power to negotiate on an $8.3 million contract with the National Renewable Energy Laboratory to develop an advanced, direct-drive wind turbine for low-wind speed sites.

•	Announced Proton’s intention to provide hydrogen generation and fueling technologies as key infrastructure components for California’s new “Hydrogen Highway” and renewable energy economy.

•	Announced Proton’s selection as a member of the Air Products team that will participate in DOE’s hydrogen infrastructure demonstration and validation project.

•	Announced Proton’s Phase II contract award to continue development on its regenerative solar/PEM fuel cell demonstration system for the Naval Air Warfare Center Weapons Division at China Lake, California.

•	Announced Proton’s contract award with the Naval Research Laboratory funded by the Defense Advanced Research Projects Agency for $1.1 million to continue work on advanced fuel cell development.

•	Announced Northern’s award of a contract with SC Johnson to engineer, build, and commission a $6.0 million turnkey combined heat and power system that will provide critical load support for manufacturing operations at the company’s Waxdale Plant in Racine, Wisconsin.

•	Announced Northern’s $2.0 million cooperative agreement with the US Department of Energy or DOE to advance the development of the company’s NorthWind® 100 wind turbine.

•	Announced Northern has been selected by SHM partners for the engineering, constructions and installation of a $1.9 million turnkey custom designed, on-site combined heat and power system to be located at 550 North Brand Boulevard in Glendale, California.

•	Delivered 4 HOGEN® 40 series hydrogen generators and 25 laboratory generators by Proton. Revenue recognition is being deferred until warranty expiration.

•	Strengthened the intellectual property position by bringing the total U.S. and foreign patent filings to 130. Distributed Energy and its subsidiaries now hold 27 issued U.S. patents and three issued European patents.

Subsequent Events:

•	Announced the signing and the subsequent termination of a non-exclusive distribution agreement for power plant applications with General Electric Company effective August 24, 2004.

“Distributed Energy Systems Corp. is moving toward financial sustainability even as we advance our long term vision for energy sustainability,” said Distributed Energy’s President Chip Schroeder. “At Northern, we are experiencing a positive cash flow from operations with a continued favorable outlook built upon a growing backlog of projects, which, to me, is the most important financial milestone of this quarter. At Proton, we are managing cash needs by reducing overhead and controlling other costs. Our continuing strong R&D effort at both Proton and Northern is being funded increasingly through government and other sources.”

Financial Results:

Revenues for the second quarter ended June 30, 2004 were $4,321,000 compared to revenues of $452,000 for the same period last year. The increase in revenues is primarily related to revenue from Northern Power subsequent to the date of acquisition as well as the recognition of previously deferred revenue of $985,000 related to our HOGEN 40 series units upon expiration of the product warranty. Net loss attributable to common stockholders’ for the second quarter of 2004 is $5,894,000 or $0.17 per share compared to $3,215,000 or $0.10 per share for the comparable 2003 period. The change in net loss is primarily due to the inclusion of Northern Power results subsequent to the acquisition.

Conference Call:

The Company will host a conference call tomorrow, Wednesday, August 4, 2004 at 11:00 a.m. ET to discuss second quarter results and other matters of interest to investors and shareholders. Individuals wishing to participate in the conference call should dial (800) 366-3908. A presentation to accompany the conference call will be available through the investor relations/news & events/webcasts & presentations section of our website at www.distributed-energy.com. For interested individuals unable to join the call, a replay will be available through August 11, 2004 by dialing (800) 405-2236, pass code 11003955. The call will also be broadcast live over the Internet and can be accessed by all interested parties at www.vcall.com or through the investors’ section of the Distributed Energy Systems website at www.distributed-energy.com.

About Distributed Energy Systems Corp.

Distributed Energy Systems Corp. (NASDAQ: DESC) creates and delivers products and solutions to the emerging decentralized energy marketplace, giving users greater control over their energy cost, quality and reliability. As the parent company of Proton Energy Systems ( www.protonenergy.com) and Northern Power Systems (www.northernpower.com), Distributed Energy Systems delivers a combination of practical, ready-today energy solutions and the solid business platforms for capitalizing on the changing energy landscape. For more information visit www.distributed-energy.com.

This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Distributed Energy’s goals, guidance, future revenue, and other statements that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, words such as “anticipates”, “believes”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “should”, “will”, and “would” and other forms of these words or similar words are intended to identify forward-looking information. Distributed Energy’s actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Distributed Energy disclaims any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Distributed Energy’s forward-looking statements include, but are not limited to, our failure to complete development of our products, failure of our products to achieve commercial acceptance, our inability to expand our production facilities, manufacture our products at commercially acceptable costs or establish distribution relationships, the impact of competitive products, and other factors detailed in Distributed Energy’s Form 10-Q for quarter ended March 31, 2004, and other filings Distributed Energy may make from time to time with the SEC.

Distributed Energy Systems Corp.

Financial Results

(Unaudited)

Income Statement Data:
	Quarter Ended June 30,
	2004	2003
Net revenue	$4,321,000	$452,000
Net cost of sales	4,513,000	524,000
Research and development	1,417,000	1,502,000
General and administrative	4,432,000	2,306,000

Loss from operations	(6,041,000)	(3,880,000)
Interest income, net and other	147,000	665,000

Net loss	$(5,894,000)	$(3,215,000)

Loss per share, basic and diluted	$(0.17)	$(0.10)

Weighted average shares outstanding	35,427,806	33,632,575

	Six Months Ended June 30,
	2004	2003
Net revenue	$6,275,000	$624,000
Net cost of sales	6,689,000	1,486,000
Research and development	3,343,000	3,471,000
General and administrative	9,241,000	5,007,000

Loss from operations	(12,998,000)	(9,340,000)
Interest income, net and other	351,000	1,475,000

Net loss	$(12,647,000)	$(7,865,000)

Loss per share, basic and diluted	$(0.36)	$(0.23)

Weighted average shares outstanding	35,400,673	33,545,341

Balance Sheet Data:
	June 30, 2004	December 31, 2003

Cash and marketable securities	$65,885,000	$73,848,000
Total assets	129,300,000	143,467,000
Total current liabilities	11,924,000	13,636,000
Total long-term liabilities	8,482,000	8,718,000
Total stockholders’ equity	108,894,000	121,113,000
Total liabilities and stockholders’ equity	129,300,000	143,467,000

SOURCE: Distributed Energy Systems Corp.